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                        BRONSON, BRONSON & MCKINNON, LLP

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                               November 14, 1997


Woodward Clyde Group, Inc.
4582 S. Ulster Street, Suite 600
Denver, CO  80237

         Re: Agreement and Plan of Merger, dated August 18, 1997, by and among URS Corporation, a Delaware corporation, W-C Acquisition Corporation, a Delaware corporation, and Woodward-Clyde Group, Inc., a Delaware corporation

Ladies and Gentlemen:

         We have acted as special tax counsel to Woodward-Clyde Group, Inc., a Delaware corporation (the "Company"), with respect to the Agreement and Plan of Merger dated August 18, 1997 (the "Plan of Merger") and entered into by and among URS Corporation, a Delaware corporation ("URS"), W-C Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of URS ("WCAC"), and the Company. Pursuant to the Plan of Merger, the Company will merge with and into WCAC (the "Merger") in accordance with the Plan of Merger and related Merger Documents (collectively, including the exhibits to each, the "Merger Agreement"). This opinion is being rendered pursuant to your request. Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Plan of Merger or in certificates dated October 10, 1997 delivered to us by URS, WCAC and the Company containing certain representations of URS, WCAC and the Company (the "Certificates of Representations").

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Plan of Merger and such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion below, including the Continuity of Interest Certificates executed by certain stockholders of the Company in favor of URS, WCAC and the Company (the "Continuity of Interest Certificates"). In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In rendering the opinion set forth below, we have assumed and have relied upon (without any independent investigation or review thereof) the truth and accuracy at all relevant times of all representations, warranties, statements and covenants made or agreed to by the Company, URS, WCAC, and their



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                         BRONSON, BRONSON & MCKINNON LLP


Bronson, Bronson & McKinnon, LLP
November 14, 1997
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management,  employees, officers, directors and stockholders,  including but not limited to the those contained in the Certificates of Representations and the Continuity of Interest Certificates, and upon the representations, warranties and statements set forth in the Merger Agreement. Further, our opinion assumes that the Merger will occur fully in accordance with the terms and provisions of the Plan of Merger and there is (or will be prior to the Closing) due execution
and  delivery  of  all  documents   where  due  execution  and  delivery  are  a
prerequisite of the effectiveness thereof.

         In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant. The opinions set forth below are also predicated upon and limited by the assumptions set forth herein and are further subject to the qualifications, assumptions, exceptions and limitations set forth below:

         (a) The opinions and conclusions set forth herein are based upon the federal income tax laws of the United States, including the Code, final, temporary and proposed Treasury regulations, and judicial and administrative interpretations thereof as they exist on the date of this letter. There can be no assurance that the legal authorities upon which our opinion is based will not be modified, revoked, supplemented or otherwise changed, and no assurance can be given that future legislative, judicial or administrative changes will not adversely affect the accuracy of the conclusions stated herein. To the extent of any such changes, our opinion is not applicable. Furthermore, we undertake no obligations to reexamine or in any way revise our opinion in the light of such changes, or otherwise advise you of any new developments in the application or interpretation of the federal income tax laws which might relate to the opinions expressed herein.

         (b) This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or the courts.

         (c) There is no plan or intention on the part of the Company's stockholders (a "Plan") to engage in a sale, exchange, transfer, distribution, pledge, or other disposition (including a distribution by a corporation to its stockholders) or any transaction which results in a reduction of risk of ownership, or a direct or indirect disposition (a "Sale") of shares of URS Common Stock to be received in the Merger that would reduce the Company stockholders' collective ownership of URS Common Stock to a number of shares having an aggregate fair market value, as of the Effective Time, of less than fifty percent (50%) of the value of all of the stock of the Company outstanding immediately prior to the Merger. Shares of the Company stock with respect to which dissenters' rights are exercised in the Merger, which are exchanged for cash in lieu of fractional



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                         BRONSON, BRONSON & MCKINNON LLP


Bronson, Bronson & McKinnon, LLP
November 14, 1997
Page 3


shares of URS Common Stock or which are sold, redeemed or disposed of in a transaction that is in contemplation of or related to the Merger shall be considered shares of the Company stock held by stockholders of the Company immediately before the Merger which are exchanged in the Merger for shares of URS Common Stock which are then disposed of pursuant to a Plan.

         (d) All covenants contained in the Merger Agreement (including all exhibits thereto), the Certificates of Representations and the Continuity of Interest Certificates are performed without waiver or breach of any material provisions thereof.

         (e) The shares of Common Stock of the Company surrendered pursuant to the Merger will not be subject to any liability at the time surrendered and that no liabilities of any stockholder of the Company will be assumed by URS or WCAC in connection with the Merger.

         (f) Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

         Based upon and subject to the foregoing, we are of the opinion that, for federal income tax purposes, the Merger will be a "reorganization" within the meaning of Section 368(a)(1) of the Code.

         This opinion does not address the various state, local or foreign tax consequences that may result from the Merger. In addition, no opinion is expressed as to any federal income tax consequence of the Merger except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

         No opinion is expressed as to any transaction other than the Merger as described in the Agreements or to any other transaction whatsoever including the Merger if all the transactions described in the Agreements are not consummated in accordance with the terms of the Agreements and without waiver of any material provisions thereof. To the extent any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not complete, correct, true and accurate in all material respects at all relevant times our opinion would be adversely affected and should not be relied upon.


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                         BRONSON, BRONSON & MCKINNON LLP


Bronson, Bronson & McKinnon, LLP
November 14, 1997
Page 4
         This opinion has been delivered for your benefit in connection with the Merger, and may not be distributed or otherwise made available to any other person or entity without our prior written consent.


                                            Very truly yours,

                                            /s/ BRONSON, BRONSON & MCKINNON, LLP
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